NovaStar Financial, Inc. Announces Investment of $48.8 Million

by MassMutual and Jefferies Capital Partners

As Part of Commitment to Raise $150 Million in New Equity

And announces four-for-one reverse stock split

KANSAS CITY, MO., July 16, 2007 – NovaStar Financial, Inc. (NYSE: NFI), a residential lender and mortgage portfolio manager, today announced that it has entered into a definitive securities purchase agreement, a standby purchase agreement and other agreements pursuant to which affiliates of MassMutual Capital Partners LLC (collectively “MassMutual”) along with funds managed by Jefferies Capital Partners IV LLC (“Jefferies Capital Partners”) have purchased $48.8 million of convertible preferred stock and are committed, subject to certain conditions, to purchase up to $101.2 million of any unsubscribed shares of an upcoming Shareholder Rights Offering for a similar series of convertible preferred stock. These transactions, including the Rights Offering, will raise $150 million in equity for NovaStar.

These strategic transactions encompass several related agreements and decisions:

•	Conclusion of the NovaStar Board of Directors’ process to explore strategic alternatives.
•	Upfront equity investment of $48.8 million by MassMutual and Jefferies Capital Partners.
•	Shareholder Rights Offering of $101.2 million enabling participation by NovaStar common stock holders.
•	Agreement by MassMutual and Jefferies Capital Partners to backstop the Rights Offering.
•	Four-for-one reverse stock split of NovaStar common stock.
•	Distribution of a REIT dividend for approximately $157 million in the form of NovaStar preferred securities.
•	Corporate governance change, adding board members nominated by the new investors.

“We are pleased to announce this equity investment and to welcome MassMutual and Jefferies Capital Partners, two of the nation’s top financial institutions, as shareholders. These steps will strengthen our financial position and establish NovaStar as one of the leading independent lenders and portfolio managers in the nonconforming mortgage sector,” said Scott Hartman, Chairman and Chief Executive Officer of NovaStar. “Our review of strategic alternatives looked at many options, and the Board concluded that the best way to maximize long-term shareholder value is to move forward with a stronger balance sheet and a commitment to continuing to meet the mortgage needs of America’s homeowners.”

Today’s announcement completes the previously announced formal process of exploring strategic alternatives. Deutsche Bank Securities Inc. advised NovaStar in this process, while Stifel Nicolaus advised the independent committee of the NovaStar Board of Directors.

Larry N. Port, President of MassMutual Capital Partners LLC, said: “This equity commitment to NovaStar fits our focus on strategically investing in business opportunities, particularly in the financial services industry, where we have significant experience and expertise. We view NovaStar as a well-managed company with long-term potential.” MassMutual Capital Partners LLC is a wholly owned subsidiary of Massachusetts Mutual Life Insurance Company (MassMutual) specializing in private equity, mergers and acquisitions and other global business development that leverages the broad industry knowledge of its parent and affiliated investment managers.

Brian P. Friedman, President of Jefferies Capital Partners, said: “Our role as a private equity investor is to identify opportunities for attractive returns. NovaStar’s management applies a similar mindset in assembling and managing a portfolio of nonconforming mortgage loans. We believe current valuations and prospects for the future point to a timely investment.” Jefferies Capital Partners is associated with Jefferies Group, Inc. (NYSE: JEF), a global investment bank and institutional securities firm.

Upfront Equity Investment of $48.8 Million

On July 16, 2007, pursuant to a definitive securities purchase agreement, NovaStar issued to MassMutual and Jefferies Capital Partners 2,100,000 shares of Series D-1 9% Convertible Preferred securities with a liquidation preference of $25 per share for an aggregate purchase price of $48.8 million ($52.5 million par value) in a private placement not registered under the Securities Act of 1933. The total proceeds received by NovaStar will be approximately $48.8 million or 93% of par amount.

The Series D-1 Preferred securities rank pari passu with NovaStar’s existing Series C Preferred and are convertible into common stock as described below. The Series D-1 Preferred securities will have the right to vote, based on the underlying shares of common stock, on an “as converted” basis.

The Series D-1 Preferred securities are initially convertible into 7.5 million shares of common stock of NovaStar based upon the initial conversion price of $7.00 per common share.

The Series D-1 Preferred securities are convertible into common stock at any time at the option of the holders, based on a conversion ratio which is subject to certain adjustments. The Series D-1 Preferred also may be converted into common stock at NovaStar’s option, under specified circumstances. Dividends on the Series D-1 Preferred securities will be payable in cash.

Shareholder Rights Offering of $101.2 Million and Backstop

NovaStar also announced that its Board of Directors has approved a Rights Offering for its shareholders, in which the Company will distribute non-transferable Rights to holders of its common stock and Series D-1 Preferred securities. The Rights will enable the holders to purchase shares of NovaStar Series D-2 9% PIK Preferred Stock for $25.00 per share in cash. The Series D-2 9% PIK Preferred shares will rank pari passu with the Series D-1 Preferred shares, and will be convertible into the Company’s common stock at any time, at the option of the holders, based on the initial conversion price of $7.00 per share, subject to adjustment in the same manner as the Series D-1 Preferred.

The Series D-2 9% PIK Preferred securities to be issued will be initially convertible into 14.5 million shares of common stock of NovaStar (based on the initial conversion price). After three years, the Series D-2 9% PIK Preferred securities also may be converted into common stock at NovaStar’s option, under specified circumstances. At the end of nine years, if not already converted, the Series D-2 PIK Preferred will mandatorily convert into common shares at the then current conversion ratio.

On July 16, 2007, MassMutual and Jefferies Capital Partners entered into a standby purchase agreement with NovaStar in which the two institutions agreed, subject to customary conditions, to purchase the Series D-2 PIK Preferred securities which relate to any of the unexercised Rights issued in connection with the Rights Offering, up to the total of $101.2 million Series D-2 PIK Preferred securities.

The Series D-2 9% PIK Preferred securities will initially be non-voting, but upon receipt of certain state regulatory agency approvals relating to the acquisition by MassMutual and Jefferies Capital Partners of the Series D-2 PIK Preferred Shares will have the same voting rights, on an “as converted” basis, as holders of common shares in NovaStar.

The Company’s existing common shareholders, as of a record date that has yet to be established, will be entitled to participate in the Rights Offering through the receipt and exercise of non-transferable Rights. The holders of the D-1 Preferred securities will be entitled to exercise all of their non-transferable Rights with regard to their pro rata portion of the Rights Offering, but not to participate in any oversubscription for unsubscribed shares. The commencement of the contemplated Rights Offering is subject to certain conditions, principally the effectiveness of a registration statement filed with the Securities and Exchange Commission (the “SEC”) with respect to the offered shares. An overview of the process regarding the distribution and exercise of the Rights will be the subject of a separate press release when the Company proceeds with the Rights Offering, and the details will be the subject of a registration statement.

This press release is not intended to constitute an offer to sell or any solicitation of an offer to buy any security in the Rights Offering. The Rights Offering will only be made by means of a prospectus pursuant to an effective registration statement.

The Company expects to make necessary filings with the SEC relating to the Rights Offering and Series D-2 9% PIK Preferred securities as soon as practicable. However, the Rights Offering will not proceed, at the earliest, until after the Company’s filing in August of its report on Form 10-Q for the quarterly period ended June 30, 2007. Holders of the Rights will have at least 20 business days during which to exercise the Rights.

Four-for-one Reverse Stock Split

In addition, the Board of Directors declared a four-for-one reverse stock split of the NovaStar common stock, providing shareholders of record as of the effective date, with one share of common stock for every four shares owned. The effective date for the reverse stock split is anticipated to be on or about July 27, 2007.

None of the terms of the convertible preferred securities mentioned in this press release consider the impact of the reverse stock split. All of the conversion ratios, conversion stock price and converted number of shares will be proportionately adjusted for the proposed reverse stock split after it becomes effective.

REIT Dividend to be Paid in Securities

In the third quarter of 2007 and subject to declaration by its Board of Directors, NovaStar intends to declare a dividend in order to satisfy certain requirements to distribute 2006 taxable income relating to its status as a Real Estate Investment Trust (“REIT”) under the Internal Revenue Code of 1986. NovaStar intends to make the distribution in the form of approximately $157 million in Series E Convertible Preferred securities (the “REIT Preferred”) to record holders as of a date to be determined by the Board of Directors. All common, Series D-1 Preferred and Series D-2 PIK Preferred shareholders will be eligible to participate in the REIT Preferred dividend.

Timing of the declaration and distribution, as well as the terms of the REIT Preferred, will be determined by the Board of Directors, but federal tax rules for REITs require that the Company declare dividends based on 2006 taxable income by the deadline for its tax return, which is September 17, 2007, and distribute those dividends by year-end.

Corporate Governance Change

On July 16, 2007, NovaStar entered into a Registration Rights and Shareholders Agreement with MassMutual and Jefferies Capital Partners in connection with the sale of the D-1 Preferred securities. Upon completion of the series of transactions announced in this release, it is anticipated that the Board of Directors of NovaStar will be expanded to eight directors from its current six members, with MassMutual and Jefferies Capital Partners each having the right to nominate one director to the Board. In addition, the Board of Directors may be expanded up to an additional two directors for a total of ten members, with MassMutual and Jefferies Capital Partners being entitled to each nominate one additional director to the Board, depending on the eventual percentage of shares owned by them.

The current management team of NovaStar will remain in place following the transaction, and the Company’s headquarters will remain in Kansas City.

Illustrative Impact on Fully Diluted Common Stock Outstanding

The issuance of convertible Series D-1 Preferred and Series D-2 PIK Preferred securities will alter the proportions of ownership of common stock outstanding. This table shows the illustrative impact on fully diluted common shares outstanding immediately after the issuance of the Series D-1 Preferred and Series D-2 PIK Preferred securities:

Type of shares	Fully diluted common shares (in millions)	Percent of fully diluted common shares	Percent of fully diluted shares owned by MassMutual		Percent of fully diluted shares owned by Jefferies Capital Partners
Current common shares	37.9	63.3%	1.3%		NA
Series D-1, if converted	7.5	12.5%	6.3%		6.3%
Series D-2, if converted	14.5	24.2%	1.8%	*	1.8%	*
Total	59.9	100.0%	9.4%		8.1%

*Assumes that MassMutual and Jefferies Capital Partners participate in Rights Offering on a proportionate basis with existing NovaStar shareholders; percentages would be higher if MassMutual and Jefferies purchase additional shares under the backstop agreement.

An investor conference call, to discuss this series of transactions, is scheduled for 4:00 p.m. Central time (5:00 p.m. Eastern time) on July 17, 2007. The conference call will be webcast live and archived on the Company’s website at www.novastarmortgage.com. To participate in the call, please contact 866-290-0916 approximately 15 minutes before the scheduled start of the call. A copy of the presentation slides will be available on the website approximately one hour before the start of the conference call. For investors unable to participate in the live event, a replay will be available until July 24, 2007, at 888-203-1112. The confirmation code for the replay is 3115247.

About NovaStar

NovaStar Financial, Inc. (NYSE: NFI) is a specialty finance company that originates, purchases, securitizes, sells and invests in residential nonconforming loans and mortgage-backed securities. The Company also services a large portfolio of residential nonconforming loans. NovaStar specializes in single-family mortgages, involving borrowers whose loan size, credit details or other circumstances fall outside conventional mortgage agency guidelines. Founded in 1996, NovaStar efficiently brings together the capital markets, a nationwide network of independent mortgage brokers and American families financing their homes. NovaStar is headquartered in Kansas City, Missouri, and has lending operations nationwide.

For more information, including quarterly portfolio data, please visit our website at www.novastarmortgage.com.

About MassMutual Capital Partners LLC

MassMutual Capital Partners LLC is the wholly owned subsidiary of Massachusetts Mutual Life Insurance Company (MassMutual) specializing in private equity, mergers and acquisitions and other global business development. MassMutual Capital Partners LLC leverages the broad industry knowledge of its parent and affiliated investment managers (Babson Capital Management LLC, OppenheimerFunds, Inc. and Baring Asset Management) as well as that of its principals to develop opportunities in the financial services arena. With a history of integrity, innovation and efficiency, MassMutual Capital Partners LLC pursues premier acquisition and partnering opportunities.

About Jefferies Capital Partners

Jefferies Capital Partners is associated with Jefferies Group, Inc. (NYSE: JEF), a global investment bank and institutional securities firm. Jefferies Capital Partners has over $1.2 billion of capital under management. Since 1994, the professionals of Jefferies Capital Partners have invested in over 45 companies in industries where Jefferies Capital Partners has expertise.

Important Information

The commencement of the contemplated Rights Offering is subject to certain conditions, principally the effectiveness of a registration statement filed with the SEC. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in the Rights Offering, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The sale of the Series D-1 Preferred Securities has not been registered, and the sale of the Series D-2 PIK Preferred securities to be sold to MassMutual and Jefferies Capital Partners will not be registered, under the Securities Act of 1933, as amended, and such securities may not be offered or sold in the United States absent registration or an applicable exemption. NovaStar has entered into a registration rights agreement with MassMutual and Jefferies Capital Partners with respect to these securities.

Forward Looking Statements

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s ability to consummate the transactions contemplated by this press release, future income, dividends, operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change at any time without notice. Actual results and operations for any future period may vary materially from those projected herein and from past results. Some important factors that could cause actual results to differ materially from those anticipated include: our ability to consummate the transactions as described in this press release; our ability to generate sufficient liquidity on favorable terms; our ability to sell loans we originate in the market place;

the size, frequency and structure of our securitizations; impairments on our mortgage assets; increases in prepayment or default rates on our mortgage assets; increases in loan repurchase requests; inability of potential borrowers to meet our underwriting guidelines; changes in assumptions regarding estimated loan losses and fair value amounts; finalization of the amount and terms of any severance provided to terminated employees; finalization of the accounting impact of our previously announced reduction in workforce; events impacting the subprime mortgage industry in general, including events impacting our competitors and liquidity available to the industry; the initiation of margin calls under our credit facilities; the ability of our servicing operations to maintain high performance standards and maintain appropriate ratings from rating agencies; our ability to generate acceptable origination volume while maintaining an acceptable level of overhead; the stability of residual property values; our continued status as a REIT; interest rate fluctuations on our assets that differ from our liabilities; the outcome of litigation or regulatory actions pending against us or other legal contingencies; our compliance with applicable local, state and federal laws and regulations or opinions of counsel relating thereto and the impact of new local, state or federal legislation or regulations or opinions of counsel relating thereto or court decisions on our operations; compliance with new accounting pronouncements; the impact of general economic conditions; our ability to adapt to and implement technological changes; our ability to successfully integrate acquired business or assets with our existing business; and the risks that are from time to time included in our filings with the SEC, including our Annual Report on Form 10-K, for the year ended December 31, 2006, and our quarterly report on form 10-Q, for the period ending March 31, 2007. Other factors not presently identified may also cause actual results to differ. Words such as “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. This press release speaks only as of its date and we expressly disclaim any duty to update the information herein.

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NovaStar contacts:

Investor inquiries: Jeffrey A. Gentle, 816.237.7424
Media inquiries: Richard M. Johnson, 913.649.8885